Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors
Western Digital Corporation:

We consent to the incorporation by reference in the registration statements on Form S-8 (Nos. 333-41423, 33-56128, 333-122475, 333-129813, 333-155661, 333-163133, 333-180286, 333-185194, 333-190290, 333-191216, 333-191910, 333-202646, 333-207842, 333-211420, 33-60168, 333-221407, 333-228331, and 333-235257) of Western Digital Corporation of our report dated August 27, 2020, with respect to the consolidated balance sheets of Western Digital Corporation and subsidiaries as of July 3, 2020 and June 28, 2019, and the related consolidated statements of operations, comprehensive income (loss), cash flows, and shareholders' equity for each of the years in the three-year period ended July 3, 2020, and the related notes (collectively, the consolidated financial statements), and the effectiveness of internal control over financial reporting as of July 3, 2020, which report appears in the July 3, 2020, annual report on Form 10-K of Western Digital Corporation.

/s/ KPMG LLP

Santa Clara, California
August 27, 2020